FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-07

--- Original Sender: WELLS ABF SYNDICATE WELLS FARGO, WELLS FARGO SECURITI ---

*WFRBS 2013-C14 SPOTS

TREASURIES	SWAPS
2YR 99-24+	2YR 14.75
3YR 99-16 3/4	3YR 13.75
5YR 98-23 1/4	4YR 13.25
7YR 98-09	5YR 16.25
10YR 97-17	6YR 18.50
30YR 93-18+	7YR 18.50
8YR 19.25
9YR 17.50
10YR 12.75
12YR 40.75

------------------------------------------------------------------------------
If this communication relates to an offering of US registered securities (i) a  registration statement has been filed with the SEC, (ii) before investing you  should read the filed documents, and (iii) you may obtain these documents from  your sales representative, by calling 1-800-326-5897 or visiting www.sec.gov.  If this communication relates to a securities offering exempt from US  registration, you should contact your sales representative for the complete  disclosure package. For information regarding Wells Fargo, see  https://www.wellsfargo.com/com/disclaimer/wfid2. In Japan, see:  https://www.wellsfargo.com/com/disclaimer/wfsjb3.

This email is subject to a disclaimer, please click on the following link or cut and paste the link into the address bar of your browser.

https://www.wellsfargo.com/com/disclaimer/ged5